Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Hitor Group, a Nevada corporation (the Company) on Form 10 Q for the quarter ending September 30, 2014, as filed with the Securities and Exchange Commission (the Report ) I Ken Martin, CEO and CAO of the Company, certify, pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

_______________________________

Ken Martin, CEO, CAO

Dated:  November 13, 2014